Exhibit 99.1

Former LG Executives to Lead SolarWindow Manufacturing; New Majority Shareholder Appointed Chairman & CEO

SCOTTSDALE, Ariz. and SEOUL, South Korea, Jan. 24, 2022 (GLOBE NEWSWIRE) -- SolarWindow Technologies, Inc. (Symbol: WNDW), today announced that Mr. John Rhee has been elected to serve as its Chairman of the Board of Directors and Chief Executive Officer, in addition to his current role as President of SolarWindow. Mr. Rhee also serves as Managing Director of Light Quantum Energy Holdings, a company owned by Mr. Rhee and his immediate family, which last month acquired nearly 72% of SolarWindow shares on a fully diluted basis. Mr. Rhee’s first action as SolarWindow CEO is the appointment of former senior executives at LG Fuel Cells, LG Display, and LG Electronics, to lead SolarWindow into manufacturing.

“Today, SolarWindow strengthens our position with the leadership of Dr. Chung and Mr. Kim, who at LG pioneered manufacturing methods, engineered state-of-the-art production lines, and collectively oversaw 50,000 employees to produce over $30 billion in technology products,” explained Mr. John Rhee, SolarWindow Chairman & CEO.

Manufacturing Electricity-Generating Plastics Glass by SolarWindow

Promoted to SolarWindow Chief Technology Officer, Dr. In Jae Chung is a C-level executive with 30 years of multinational experience in intellectual property, new product development and manufacturing, sales and marketing, and commercial partnerships.

Prior to SolarWindow, Dr. Chung was Chief Executive Officer at LG Fuel Cell Systems, and Chief Technology Officer at LG Display, a business unit reporting over $20 billion in annual sales and supported by more than 15,000 patents.

Dr. Chung holds more than 160 patents with nearly 300 applications in-process. He has authored over 130 scientific journal articles and book chapters, and is recipient of numerous awards for outstanding technical accomplishments from the Society for Information Display, and South Korea’s National Academy of Engineering and its Defense Industry Association.

Dr. Chung is an accomplished engineer with deep technical know-how of renewable energy products and the formulation and commercial-scale application of complex chemistries on to glass and plastics. Throughout his career, he has been widely respected as an award-winning innovator.

Mr. Chulwoo Kim has been appointed to Global Director, Technology and Product Innovation; a position previously held by Dr. Chung. Mr. Kim formerly served as Vice President at LG Electronics and Vice President LG Display, where during his tenure he oversaw over 20,000 employees and $10 billion in production volume for complex manufacturing of select consumer technology products.

Mr. Kim is an experienced, hands-on operations leader who he consistently exceeded production targets and outperformed budget goals at LG Electronics and LG Display by engineering and implementing manufacturing efficiencies, including High Level Assembly Manufacturing Solutions.

Throughout his career, Mr. Kim has repeatedly leveraged his unique and multi-faceted background in R&D, pilot-line engineering, production line management, new business development, lead process innovation, supply chain management, and information systems, to help multi-billion-dollar enterprises scale and grow quickly.

SolarWindow Majority Shareholder Appointed as Chairman & CEO

Mr. John Rhee previously served as the Company’s President and Director and now additionally assumes roles of Chairman of the Board of Directors and Chief Executive Officer. Last month, through Light Quantum Energy Holdings, Mr. Rhee and his immediate family acquired nearly 72% of shares of SolarWindow (on a fully diluted basis) to become the majority owners of the Company.

Mr. Rhee serves on the Investment Committee of the Barbara Bush Foundation, and formerly served as Chief Financial Officer of the Nobel Sustainability Trust. Previously, Mr. Rhee was Executive Director at SoftBank, served as a senior advisor to the Government of South Korea, and today is a global sustainability investor-advocate with a history of philanthropy.

Mr. Rhee was attorney with Davis Polk and Wardwell in New York, a leading corporate law firm specializing in capital markets, and earlier, clerked for the White House Legal Counsel’s Office. Mr. Rhee has a J.D. from Yale Law School where he was distinguished as a John M. Olin Law and Economics Scholar, and holds a bachelor’s degree from Cornell University.

During his earlier tenure as President of SolarWindow, Mr. Rhee built SolarWindow operations in South Korea, strengthened and expanded the management team, introduced LiquidElectricity™ to strategic multinational corporations, and enabled important technology advancements.

Making way for Mr. Rhee, the Company’s former Chairman and Chief Executive Officer, Mr. Jatinder S. Bhogal exits SolarWindow to continue his work in disruptive technologies and new venture development. Mr. Bhogal continues to support SolarWindow as an advisor.

“Mr. Bhogal has played an important role at SolarWindow for more than a decade, identifying, developing, and securing technology, raising capital, and attracting top-tier talent. We are grateful for his many contributions and wish Mr. Bhogal much continued success as SolarWindow embarks upon our next phases of growth and expansion,” stated Mr. Rhee, SolarWindow President, CEO, and Chairman.

Cautionary Statement: Investors are cautioned that the transaction referenced in this announcement includes, among other terms and conditions: (a) Deferred payment obligations of Light Quantum Energy Holdings (the “Buyer”) to Kalen Capital Corporation and its relevant subsidiaries (the “Seller”); (b) Financial penalties payable by the Buyer to the Seller under certain conditions; (c) Operating covenants imposed on the Buyer by the Seller until such time that all payment obligations of the Buyer are satisfied; (d) Obligations of the Buyer to return all securities to the Seller in the event that the Buyer is unable to satisfy payment obligations to the Seller; and (e) Others. There is no assurance that the Buyer will satisfy deferred payment obligations to the Seller. Mr. John Rhee serves as Managing Director of Light Quantum Energy Holdings, a company owned by Mr. Rhee and his immediate family. Details of the transaction, including deferred payment provisions, operating covenants, and default remedies are provided in the Company’s 8-K filed on December 14, 2021, available at SEC.gov and at www.SolarWindow.com.

About SolarWindow Technologies, Inc.

SolarWindow Technologies, Inc. (Symbol: WNDW; www.solarwindow.com) is a developer of transparent LiquidElectricity™ coatings and processes which generate electricity on glass and plastics. When applied to otherwise ordinary glass, for example, these coatings generate electricity, producing power under natural, artificial, low, shaded, and reflected light conditions.

The subject of over 116 granted and in-process trademark and patent filings, SolarWindow targets applications beyond conventional solar panels. The Company’s LiquidElectricity™ can generate electricity for architectural applications including building windows, facades, and rooftops. LiquidElectricity™ has wide-ranging utility, including automotive, commercial greenhouse, marine, and aerospace applications, and presents superior aesthetics for generating energy to enable faster financial breakeven.

The SolarWindow Promise: Engineer, design, and ultimately manufacture and deliver LiquidElectricity™ products which reward customers with affordable clean energy for a healthier, safer, and more sustainable planet. SolarWindow is ClearlyElectric®.

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Social Media Disclaimer and Forward-Looking Statements

SolarWindow investors and others should note that we announce material information to the public about the Company through a variety of means, including our website (https://www.solarwindow.com/investors), through press releases, SEC filings, public conference calls, via our corporate Twitter account (@solartechwindow), Facebook page (https://www.facebook.com/SolarWindowTechnologies) and LinkedIn page (https://www.linkedin.com/company/solar-window-technology/) in order to achieve broad, non-exclusionary distribution of information to the public and to comply with our disclosure obligations under Regulation FD. We encourage our investors and others to monitor and review the information we make public in these locations as such information could be deemed to be material information. Please note that this list may be updated from time to time.

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although SolarWindow Technologies, Inc. (the “company” or “SolarWindow Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “our goals,” “our mission,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the company’s products, technical problems with the company’s research and products, price increases for supplies and components, litigation and administrative proceedings involving the company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the company’s operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the company’s ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that SolarWindow Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the company’s most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. The company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.